Exhibit 16.1

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: Vicor Corporation

File No. 0-18277

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Vicor Corporation dated August 13, 2013, and agree with the statements concerning our Firm contained therein.

/s/ Grant Thornton LLP

Boston, Massachusetts

August 13, 2013